   As filed with the Securities and Exchange Commission on September 24, 1999
                                                    Registration No. 333-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            BROADBASE SOFTWARE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                  DELAWARE                               77-0417081
        (State or Other Jurisdiction                  (I.R.S. Employer
      of Incorporation or Organization)              Identification No.)

                             172 CONSTITUTION DRIVE
                              MENLO PARK, CA 94025
          (Address of Principal Executive Offices, including Zip Code)

                           1996 EQUITY INCENTIVE PLAN
                           1999 EQUITY INCENTIVE PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plans)

                                    CHUCK BAY
       CHIEF FINANCIAL OFFICER, GENERAL COUNSEL, EXECUTIVE VICE PRESIDENT
                      OF OPERATIONS AND CORPORATE SECRETARY
                            BROADBASE SOFTWARE, INC.
                             172 CONSTITUTION DRIVE
                              MENLO PARK, CA 94025
                                 (650) 614-8300
            (Name, Address and Telephone Number of Agent For Service)

                                   COPIES TO:
                            Gordon K. Davidson, Esq.
                           Eileen Duffy Robinett, Esq.
                             David K. Michaels, Esq.
                                 Wendy Lun, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                               Palo Alto, CA 94306

                         CALCULATION OF REGISTRATION FEE

===================================================================================================
                                     AMOUNT          PROPOSED       PROPOSED MAXIMUM    AMOUNT OF
                                      TO BE          MAXIMUM           AGGREGATE       REGISTRATION
   TITLE OF SECURITIES TO BE       REGISTERED     OFFERING PRICE     OFFERING PRICE        FEE
           REGISTERED                               PER SHARE
---------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value      4,085,623(1)  $14.00(2)         $57,198,722(2)     $15,901.24
Common Stock, $0.001 par value      2,381,506(3)  $ 1.56(4)         $ 3,715,149        $ 1,032.81
---------------------------------------------------------------------------------------------------
            TOTAL                   6,467,129                                          $16,934.05
===================================================================================================


(1) Shares available for grant as of September 21, 1999 under the 1999 Equity Incentive Plan and available for issuance under the 1999 Employee Stock Purchase Plan.

(2) Estimated as of September 21, 1999 pursuant to Rule 457(c) solely for the purpose of calculating the registration fee.

(3) Shares subject to outstanding options as of September 21, 1999 under the 1996 Equity Incentive Plan.

(4) Weighed average exercise price for shares subject to outstanding options under the 1996 Equity Incentive Plan pursuant to Rule 457(b)(1).

                            BROADBASE SOFTWARE, INC.
                       REGISTRATION STATEMENT ON FORM S-8
                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

        (a) The Registrant's prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act") in connection with its Registration Statement on Form S-1 (File No. 333-82251), which contains audited financial statements of the Registrant for the years ended December 31, 1997 and 1998.

        (b) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed under
               Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Partners at Fenwick & West LLP own an aggregate of 32,379 shares of Common Stock of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS AND LIMITATION OF LIABILITY.

        Section 145 of the Delaware General Corporation Law ("DGCL") authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

        As permitted by the DGCL, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the DGCL (regarding unlawful dividends and stock purchases) or
(iv) for any transaction from which the director derived an improper personal benefit.

        As permitted by the DGCL, the Registrant's Bylaws provide that (i) the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the DGCL, subject to certain very limited exceptions, (ii) the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to certain very limited exceptions, (iii) the rights conferred in the Bylaws are not exclusive, (iv) the Registrant may indemnify its other officers, employees and agents as set forth in the DGCL, and
(v) the Registrant is authorized to enter into indemnification arrangements with its directors, officers, employees and agents.

        The Registrant has entered into Indemnity Agreements with each of its current directors and officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant's Certificate of Incorporation and Bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

        The Registrant, with approval by the Registrant's Board of Directors, expects to obtain directors' and officers' liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

             Not applicable.

ITEM 8.  EXHIBITS.


        4.01 Registrant's Certificate of Incorporation (incorporated herein by reference to Exhibit 3.01 of Registrant's Registration
                Statement on Form S-1, File No. 333-82251, originally filed with the Commission on July 2, 1999, as subsequently amended (the
                "Form S-1")).

        4.02 Registrant's Bylaws (incorporated by reference to Exhibit 3.02 of the Form S-1).

        4.03    Registrant's Certificate of Designation of Preferred Stock
                (incorporated herein by reference to Exhibit 3.03 of the Form
                S-1).

        4.04    Registrant's 1996 Equity Incentive Plan and related documents
                (incorporated herein by reference to Exhibit 10.02 of the Form
                S-1).

        4.05    Registrant's 1999 Equity Incentive Plan and related documents
                (incorporated herein by reference to Exhibit 10.03 of the Form
                S-1).

        4.06 Registrant's 1999 Employee Stock Purchase Plan and related documents (incorporated herein by reference to Exhibit 10.04 of the Form S-1).

        4.07    Amended and Restated Investors' Rights Agreement, dated June 30,
                1999, between Registrant and certain stockholders named therein
                (incorporated herein by reference to Exhibit 4.02 of the Form
                S-1).

        4.08    Series E Rights Agreement, dated June 30, 1999, between
                Registrant and certain stockholders named therein (incorporated herein by reference to Exhibit 4.03 of the Form S-1).

        5.01    Opinion of Fenwick & West LLP.

        23.01   Consent of Fenwick & West LLP (included in Exhibit 5.01).

        23.02   Consent of Ernst & Young LLP, independent auditors.

        24.01   Power of Attorney (see page 5).

ITEM 9.  UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        As authorized by the Registrant's Bylaws, the Registrant, with approval by the Board of Directors, has obtained directors and officers liability insurance with an annual aggregate coverage limit of $15 million.



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
                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Mark Kremer and Chuck Bay, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on this 21st day of September, 1999.
                                     Broadbase Software, Inc.


                                     By:  /s/ CHUCK BAY
                                        ---------------------------------------
                                          Chuck Bay, Chief Financial Officer,
                                          General Counsel, Executive Vice
                                          President of Operations and Corporate
                                          Secretary

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             Signature                             Title                       Date
             ---------                             -----                       ----

PRINCIPAL EXECUTIVE OFFICER:

/s/ MARK KREMER                  Chairman of the Board of               September 21, 1999
-----------------------------    Directors, President and Chief
Mark Kremer                      Executive Officer

PRINCIPAL FINANCIAL OFFICER
AND PRINCIPAL ACCOUNTING
OFFICER:

/s/ CHUCK BAY                    Chief Financial Officer,
-----------------------------    General Counsel, Executive Vice        September 21, 1999
Chuck Bay                        President of Operations and
                                 Corporate Secretary

ADDITIONAL DIRECTORS

/s/ PAUL LEVY                    Director                               September 21, 1999
-----------------------------
Paul Levy

/s/ KEVIN HARVEY                 Director                               September 21, 1999
-----------------------------
Kevin Harvey

/s/ NANCY SCHOENDORF             Director                               September 21, 1999
-----------------------------
Nancy Schoendorf




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